EX-99.B-77Q1(a)

                 WADDELL & REED ADVISORS GLOBAL BOND FUND, INC.

SUB-ITEM 77Q1  Exhibits
(a)

               Articles of Amendment filed by EDGAR on June 30, 2000, as Exhibit EX-99.B(a)h2artsup to Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A (incorporated by reference herein).

               Articles of Amendment filed by EDGAR on October 18, 2000, as Exhibit EX-99.B(a)h2artamend to Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A (incorporated by reference herein).